STEFANOU & COMPANY, LLP
Certified Public Accountants
1360 Beverly Road Suite 305
McLean, Virginia 22101-3621


July 21, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Majestic Companies, Ltd. - Form SB-2

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation in this Form SB-2 Registration Statement of our report dated April 2, 2000 in The Majestic Companies, Ltd.'s Form 10-KSB for the fiscal year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Stefanou & Company, LLP
Stefanou & Company, LLP